EXHIBIT 10.22

                              PARENT COMPANY AGREEMENT

                   THIS PARENT COMPANY AGREEMENT, dated as of November 30, 1998, by and among AURA SYSTEMS, INC., a Delaware corporation ("Aura"), NEWCOM, INC., a Delaware corporation (the "Company"), and the holders of Common Shares (as defined below) named on the signature pages hereto (the "Original Holders").

                                W I T N E S S E T H:

                   WHEREAS, pursuant to the several Subscription Agreements, each dated as of November 30, 1998, by and between the Company and the Original Holders (the "Subscription Agreements"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreements, to issue to the Original Holders, and the Original Holders have agreed to purchase from the Company, shares (the "Common Shares") of Common Stock, $.001 par value (the "Common Stock"), of the Company and in connection therewith the Company has agreed to issue certain Repricing Rights (as defined in the Subscription Agreements) and Common Stock Purchase Warrants (the "Warrants") to the Original Holders;

                   WHEREAS, Aura beneficially owns a majority of the outstanding Common Stock of the Company; and

                   WHEREAS, as a condition precedent to the respective obligations of the Original Holders to purchase the Common Shares and acquire the Repricing Rights and the Warrants, the Original Holders require the execution and delivery of this Agreement by Aura and the Company;

                   NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                   1. Definitions. (a) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   "Aura Affiliate" means any Aura Transferee or any Affiliate, officer, director, security holder or lender of Aura or any Aura Transferee.

                   "Aura Transferee" means any Person to whom any Company Obligations are sold, transferred, assigned or pledged.

                   "Company Obligations" means (i) all Indebtedness of the Company, whether now existing or hereafter created, owed to Aura or any Aura Affiliate, including without limitation the Company's promissory note, dated September 17, 1998, due to Aura in the principal amount of $17,000,000 (the "Existing Note") and (ii) all other financial obligations and liabilities of the Company, whether now existing or hereafter created, owed to Aura or any Aura Affiliate.

                   "Holders" means the Original Holders and each other holder of Repricing Rights and Warrants.

                   "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with generally accepted accounting principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

                   "Net Operating  Cashflow"  means for any period the lesser of
(i) the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) and (ii) the Company's cash flow from operating activities, in each case as determined in accordance with generally accepted accounting principles, as consistently applied by the Company in preparing its audited financial statements.

                   (b) Capitalized terms defined in the introductory paragraph or the recitals to this Agreement shall have the respective meanings therein provided. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreements.

                   2. Payment of Company Obligations. (a) Except as permitted by
Section 2(b), Aura and the Company agree that during the period commencing on the date hereof and ending on the 545th day after the date hereof, the Company may only pay Company Obligations due to Aura or any Aura Affiliate from the Company's Net Operating Cashflow, if any, in any calendar month and no other source of funds may be used by the Company to pay Company Obligations. Aura agrees that it will not accelerate, commence any legal action or take any other action to compel payment by the Company of any Company Obligations if the Company's failure to pay any amount of Company Obligations when due results from insufficient Net Operating Cashflow in any calendar month. After the date hereof, Aura shall not transfer, assign or pledge any Company Obligations unless each such Aura Transferee agrees in writing to be bound by this Section 2. Within two Business Days after the end of each calendar month while this Section 2(a) is applicable, the Company shall deliver to each Holder a compliance certificate in the form of Exhibit A attached hereto.

                   (b)  Notwithstanding the restrictions in Section 2(a), if the
Company  receives  net  proceeds  from  (i)  a  secured,   non-convertible  debt
refinancing by a third party institutional lender after deducting all amounts required to pay off the Indebtedness being refinanced, up to $3,000,000 of such proceeds may be used to pay Company Obligations or (ii) an unsecured, non-convertible debt refinancing by a third party institutional lender after deducting all amounts required to pay off the Indebtedness being refinanced, all of such proceeds may be used to pay Company Obligations.

                   3. Proposed Issuance of Convertible Notes. The Company and Aura have advised the Original Holders that up to $3,000,000 principal amount of outstanding Indebtedness of the Company owed to Aura represented by the Existing Note, is proposed to be canceled and exchanged for new promissory notes of the Company (the "Convertible Notes") in the same principal amount which will be convertible into Common Stock. The Company and Aura agree that the Convertible Notes (i) will not have a principal amount in excess of $3,000,000, (ii) will bear interest at a rate not to exceed 10% per annum and (iii) will be convertible at a conversion price of not less than $5.00 of principal amount of such Convertible Note for each share of Common Stock.

                   4. Sales of Common Stock. The Company may register for resale under the 1933 Act up to 3,000,000 shares of Common Stock held by Aura. Aura agrees that during the period commencing on the date hereof and ending one year after the date hereof (regardless of the number of shares beneficially owned at any time by Aura), Aura will not sell such shares pursuant to the registration statement filed in connection with such registration unless each such sale (i) is at a price of at least $6.00 per share and (ii) is made in blocks of at least 100,000 shares.

                   5. Equitable Adjustments. All amounts with respect to shares of Common Stock stated in dollars and numbers of shares in Section 3 and Section 4 shall be subject to equitable adjustments from time to time on terms reasonably acceptable to the Holders for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring after the date hereof.

                   6. Representations and Warranties. Aura and the Company hereby jointly and severally represent and warrant to, and covenant and agree with, the Holders as follows:

                 .c.(a) Organization and Authority;. Aura is a corporation duly organized and validly existing under the laws of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                   .c.(b) Parent Company Agreement. This Agreement has been duly and validly authorized, executed and delivered by Aura and this Agreement is a valid and binding obligation of Aura enforceable in accordance with its terms,  subject as to enforceability to general  principles of equity and to
bankruptcy,   insolvency,  moratorium  and  other  similar  laws  affecting  the enforcement of creditors' rights generally.

                   .c.(c) Non-contravention;. The execution and delivery by Aura of this Agreement and the consummation by Aura of the transactions contemplated by this Agreement, do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the Certificate of Incorporation or by-laws of Aura, (ii) conflict with or result in a breach by Aura or the Company of any of the terms or provisions of, or constitute a default under, or result in the modification, amendment, termination or cancellation of, result in the acceleration of any obligation of Aura or the Company under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Aura or the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which Aura or the Company is a party or by which Aura or the Company or any of their respective properties or assets is bound or affected, or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Aura or the Company or any of their respective properties or assets.

                   .c.(d) Approvals;. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the security holders of or lenders to Aura, or any other third party, is required to be obtained or made by Aura or the Company for the execution, delivery and performance by Aura and the Company of this Agreement and by the Company of the Subscription Agreements and the other agreements, transactions and instruments contemplated hereby and thereby.

                   .c.(e) Absence of Certain Changes; Liabilities;. Except as disclosed in the SEC Reports, since February 28, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, the Company has no material (individually or in the aggregate) liabilities, debts or obligations (including guaranties) whether accrued, absolute, contingent or otherwise, and whether due or to become due, including without limitation any such liabilities or obligations to Aura, any of its officers, directors, security holders, or lenders or any of their respective Affiliates. Subsequent to February 28, 1998, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company other than those incurred in the ordinary course of its business or disclosed in the SEC Reports. As of November 30, 1998, the aggregate amount of outstanding Indebtedness of the Company owed to Aura and Aura Affiliates is $19,099,256.26.

                   7. Term. This Agreement shall become effective on the date hereof and shall continue in full force and effect until the Holders no longer beneficially own any Securities.

                 .c.8. MISCELLANEOUS;.

                   .c.(a) Governing Law;. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

                   .c.(b) Counterparts;. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

                   .c.(c) Headings, etc.; The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                   .c.(d) Severability;. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                   .c.(e) Amendments;. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holders, Aura or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given; provided, however, this Agreement may be amended on behalf of the Holders by written consent of those Holders holding a majority of both the outstanding Shares and the outstanding Repricing Rights. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

                   .c.(f) Waivers;. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

                   .c.(g) Notices;. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of the Subscription Agreements,
Attention: Chief Executive Officer (telephone line facsimile transmission number
(818) 597-1002), in the case of Aura addressed to Aura at 2335 Alaska Avenue, El Segundo, California 90245, Attention: Chief Financial Officer (telephone line facsimile transmission number (310) 643-8719) or, in the case of each Original Holder, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement or, in the case of any Holder who is not an Original Holder, to such address as such Holder shall have provided in writing to the Company and Aura for such purpose or, in each such case, such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other parties in accordance with this provision.

                   .c.(h) Assignment;. Each Original Holder shall have the right to assign its rights and obligations under this Agreement to any party to whom it assigns its rights under its Subscription Agreement. Each Holder shall be entitled to the rights and benefits of the Original Holders under this Agreement.

                   .c.(i) Survival of Representations and Warranties;. The respective representations, warranties, covenants and agreements of Aura and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Initial Shares pursuant to the Subscription Agreements and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any Person controlling or advising any of them.

                   .c.(j) Entire Agreement;. This Agreement and the Subscription Agreements and the agreements and instruments contemplated thereby set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

                   IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

                                         AURA SYSTEMS, INC.



                                            By:______________________________
                                               Name:
                                               Title:


                                         Newcom, INC.



                                            By:______________________________
                                               Name:
                                               Title:


                                         [ORIGINAL HOLDERS]



                                            By:______________________________
                                               Name:
                                               Title:

                                               Address:






                                               Facsimile No.:

                                     Exhibit A


                                    NEWCOM, INC.
                               COMPLIANCE CERTIFICATE

TO:           The Holders

                   Pursuant to the Parent Company Agreement, dated as of November 30, 1998, by and among NewCom, Inc. (the "Company"), Aura Systems, Inc. ("Aura") and the holders of Common Shares named therein (the "Agreement"; all capitalized terms used herein without definition have the meanings given to them in the Agreement), the undersigned Chief Executive Officer or Chief Financial Officer of the Company hereby certifies as follows:

         (1) As of the last day of the month of __________ (the "Designated Month"), _____ [INSERT YEAR], the aggregate amount of outstanding Company Obligations is $____________;

         (2)  During  the  Designated   Month,  the  Company  paid  a  total  of
$__________ of Company Obligations; and

         (3) The Company is in compliance with its obligations under Section 2 of the Agreement and knows of no reason why it will not be in compliance with
Section 2 for the month following the Designated Month.


Dated:
                                          Name:
                                          Title: